UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-33997

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-35343

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-71053

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-52474

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-90960

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-3 REGISTRATION STATEMENT NO. 333-107286

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-114140

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-126710

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-133598

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-159078

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-171639

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-181762

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-207615

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-217602

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-225320

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-227083

UNDER

THE SECURITIES ACT OF 1933

Endologix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28440	68-0328265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Musick, Irvine, CA 92618

(Address of Principal Executive Offices, including Zip Code)

John Onopchenko

Chief Executive Officer

2 Musick

Irvine, CA 92618

(949) 595-7200

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-3 (collectively, the “Prior Registration Statements”) of Endologix, Inc., a Delaware corporation (the “Company”) which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all remaining securities available for issuance under the Prior Registration Statements:

•	Registration Statement on Form S-3 (No. 333-33997), originally filed with the SEC on August 20, 1997;

•	Registration Statement on Form S-3 (No. 333-35343), originally filed with the SEC on September 11, 1997;

•	Registration Statement on Form S-3 (No. 333-71053), originally filed with the SEC on January 22, 1999;

•	Registration Statement on Form S-3 (No. 333-52474), originally filed with the SEC on December 21, 2000;

•	Registration Statement on Form S-3 (No. 333-90960), originally filed with the SEC on June 21, 2002;

•	Registration Statement on Form S-3 (No. 333-107286), originally filed with the SEC on July 23, 2003, as amended on August 29, 2003, September 16, 2003 and October 1, 2003;

•	Registration Statement on Form S-3 (No. 333-114140), originally filed with the SEC on April 1, 2004;

•	Registration Statement on Form S-3 (No. 333-126710), originally filed with the SEC on July 19, 2005;

•	Registration Statement on Form S-3 (No. 333-133598), originally filed with the SEC on April 27, 2006;

•	Registration Statement on Form S-3 (No. 333-159078), originally filed with the SEC on May 8, 2009;

•	Registration Statement on Form S-3 (No. 333-171639), originally filed with the SEC on January 11, 2011;

•	Registration Statement on Form S-3 (No. 333-181762), originally filed with the SEC on May 30, 2012;

•	Registration Statement on Form S-3 (No. 333-207615), originally filed with the SEC on October 26, 2015;

•	Registration Statement on Form S-3 (No. 333-217602), originally filed with the SEC on May 2, 2017;

•	Registration Statement on Form S-3 (No. 333-225320), originally filed with the SEC on May 31, 2018, as amended on August 1, 2018; and

•	Registration Statement on Form S-3 (No. 333-227083), originally filed with the SEC on August 28, 2018.

As previously disclosed, on September 16, 2020, the United States Bankruptcy Court for the Northern District of Texas (the “Court”) entered an order (the “Confirmation Order”) confirming the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 390] (the “Plan”) of Endologix, Inc. (“Endologix” or the “Company”) and certain of its affiliates (together with Endologix, the “Debtors”). On October 1, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors have emerged from Chapter 11 protection. On the Effective Date, by operation of the Plan, all agreements, instruments and other documents evidencing any equity interest of Endologix, including outstanding shares of existing equity interests of Endologix, and any rights of any holders thereof were deemed canceled, discharged and of no further force or effect. Accordingly, the Company is filing this Post-Effective Amendment to remove from registration any and all securities registered under the Prior Registration Statements which remained unsold as of the Effective Date.

The foregoing description of the Plan does not purport to be complete and is qualified in their entirety by reference to the full text of the Plan, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K dated September 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Prior Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the first day of October, 2020.

ENDOLOGIX, INC.

Date: October 1, 2020	By:	/s/ John Onopchenko
John Onopchenko
Chief Executive Officer

Note: No other person is required to sign this post-effective amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.